SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CHINACAST EDUCATION CORPORATION
(Name of Registrant as Specified in Its Charter)
_________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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CHINACAST EDUCATION CORPORATION
Suite 08, 20F, One International Financial Centre
1 Harbour View Street
Central, Hong Kong
___________________

NOTICE OF ADJOURNMENT OF 2011 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

On behalf of the Board of Directors of ChinaCast Education Corporation, notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) held on Wednesday, December 21, 2011, at 9:00 a.m. Beijing Standard Time (local time), was adjourned to Tuesday, January 10, 2012,  9:00 a.m. Beijing Standard Time (equivalent to 8:00 p.m. U.S. Eastern Standard Time January 9, 2012).   Other than the adjournment, no further business was conducted after the commencement of the Annual Meeting on December 21, 2011.  Accordingly, when the Annual Meeting is reconvened on January 10, 2012, the original following purposes of the meeting will be addressed:

1.	To elect six Board of Directors, with each director serving a one-year term and until his or her successor is elected and qualified;

2.	To ratify the appointment of Deloitte Touche Tohmatsu CPA Ltd. as the ChinaCast’s independent auditors for the fiscal year ending December 31, 2011;

3.	To conduct an advisory vote approving executive compensation;

4.	To conduct an advisory vote regarding the frequency of advisory votes to approve executive compensation; and

5.	To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

The record date of October 24, 2011 will remain unchanged for the adjourned meeting.  Stockholders of record at the close of business on October 24, 2011 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment of the meeting. If you wish to vote shares held in your name and attend the Annual Meeting in person, please register in advance by emailing our proxy solicitor, Advantage Proxy, at ksmith@advantageproxy.com, or by calling (877) 870-8565 (toll-free) or MacKenzie Partners, Inc. at proxy@mackenziepartners.com or by calling (800) 322-2885 (toll free).  Attendance at the Annual Meeting will be limited to persons presenting proof of stock ownership on the record date and a valid proxy, if applicable and picture identification. If you hold shares directly in your name as the stockholder of record, proof of ownership could include a copy of your account statement or a copy of your stock certificate(s) with confirmation of such ownership on the record date. If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership could include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement with confirmation of ownership on the record date. Additionally, if you intend to vote your shares at the meeting, you must request a “legal proxy” from your broker, bank or other nominee and bring this legal proxy to the meeting.

The Annual Meeting will take place at Unit 1005, Golden Tower B2, No. 82 Dongsihuanzhong Road, Chaoyang District, Beijing, China. The telephone numbers for participation at the Annual Meeting are: for those in the United States — the dial in number is 1-888-367-8168; and for those outside of the United States — the dial in number is 1-708-688-4087. The pass code for all participants is 19708274.

Whether or not you expect to attend the Annual Meeting, please complete, sign and date the blue proxy card which was previously sent to you.  We strongly urge our stockholders to vote their shares to support ChinaCast’s six nominees to its Board of Directors.  If you need a new proxy card, please email our proxy solicitor, at ksmith@advantageproxy.com, or call (877) 870-8565 (toll-free) or MacKenzie Partners, Inc. at proxy@mackenziepartners.com or call (800) 322-2885 (toll free).

BY ORDER OF THE BOARD OF DIRECTORS,

Ron Chan Tze Ngon Chairman of the Board of Directors and Chief Executive Officer

December 27, 2011

Supplement
To
Proxy Statement Dated November 14, 2011

As Previously Supplemented by Supplements dated
December 8, 2011 and December 16, 2011
For
2011 ANNUAL MEETING OF STOCKHOLDERS
OF
CHINACAST EDUCATION CORPORATION

ADJOURNED TO JANUARY 10, 2011
________________

The date of this Supplement is December 27, 2011

ChinaCast Education Corporation (“ChinaCast,” “Company” and “we”) is furnishing this supplement dated December 27, 2011 (the “Supplement”) to its proxy statement dated November 14, 2011 as amended and supplemented by the supplements thereto dated December 8, 2011 and December 16, 2011 (collectively, the “Definitive Proxy Statement”) in connection with its 2011 Annual Meeting of Stockholders in order to supplement the information described in the Definitive Proxy Statement. Except as specifically supplemented by the information contained in this supplement, all information set forth in the Definitive Proxy Statement remains unchanged. We urge you to read this supplement carefully and in its entirety together with the Definitive Proxy Statement. The Definitive Proxy Statement is available on the internet at www. chinacasteducation.com. From and after the date of this supplement, all references to the “Proxy Statement” are to the Definitive Proxy Statement as supplemented by this supplement.

As described in this supplement under “Additional Information –Adjournment of Annual Meeting,” the Annual Meeting has been adjourned until Tuesday, January 10, 2012, 9:00 a.m. Beijing Standard Time (equivalent to 8:00 p.m. U.S. Eastern Standard Time January 9, 2012) in accordance with the issuance by the Delaware Court of Chancery of a temporary restraining order.

If you have not already submitted a proxy card or voting instruction form on the original proposals, please complete, sign and date the blue proxy card previously sent to you or the voting instruction form and follow the instructions below under “Additional Information –  Voting.”  If you need a new proxy card, please email our proxy solicitor, at ksmith@advantageproxy.com, or call (877) 870-8565 (toll-free) or email MacKenzie Partners, Inc. at proxy@mackenziepartners.com or call (800) 322-2885 (toll free).  We strongly urge our stockholders to vote their shares to support the Company’s nominees to its Board of Directors.

This supplement is first being distributed to stockholders on or about December 27, 2011.

The following information supplements and should be read in conjunction with the Definitive Proxy Statement and the documents incorporated therein by reference.  Capitalized terms used but not defined in this Supplement have the respective meanings ascribed to them in the Definitive Proxy Statement.

Changes to Definitive Proxy Statement

The following changes are hereby made to the Definitive Proxy Statement:

•
The last sentence of the second question of page 2 of the Definitive Proxy Statement is hereby amended in its entirety to read as follows: “A blue proxy card was previously sent to the record holders of common stock of ChinaCast.  If you need a new proxy card, please email our proxy solicitor, at ksmith@advantageproxy.com, or call (877) 870-8565 (toll-free) or email MacKenzie Partners, Inc. at proxy@mackenziepartners.com or call (800) 322-2885 (toll free).  All beneficial owners that have received a Voting Instruction Form (VIF) from Broadridge may vote by internet or telephone through Broadridge in accordance with the instructions on the VIF. A beneficial holder can also mail the VIF to Broadridge but a mailed vote will only be counted if it received by Broadridge by 4:00 p.m. EST, on January 9, 2012.  Those beneficial holders holding shares in brokerage firms or banks not affiliated with Broadridge and record holders may submit proxies to Advantage Proxy until the date and time of the Annual Meeting by email to ksmith@advantageproxy.com or by fax 206-870-8492 or MacKenzie Partners, Inc. at proxy@mackenziepartners.com.  A record holder may also mail his or her blue proxy card either to Advantage Proxy at 24925 13th Place South, Des Moines, WA 98198, or Continental Stock Transfer & Trust Company at 17 Battery Place, 8th floor New York, NY 10004, Attn: Proxy Dept., as directed in the Company's mailing, but such card must be received by no later than by 4:00 p.m. EST, on January 9, 2012, in order to be counted at the If you mail your proxy card, your proxy card must be received by 4p.m.. U.S. Eastern Standard Time on January 9, 2012 in order for your vote to be counted.”

•	The paragraph under “Additional Information – Postponement of Annual Meeting” has been replaced by the new paragraph “Adjournment of Annual Meeting” set forth below;

•
The following new footnote 1(a) is hereby added to the column “Amount and Nature of Beneficial Ownership” of the beneficial ownership table in the Section titled “Security Ownership Of Management And Certain Beneficial Owners:”

1(a).  Of the beneficial shares owned by Messrs. Chan, Tang, Santos and Sena, Messrs. Santos, Sena and Tseung hold 82,198, 93,941 and 100,000 shares of record, respectively.

and

•	All references in the Definitive Proxy Statement to the meeting date of December 21, 2011 (December 20, 2011 US time ) is hereby changed to January 10, 2011 (January 9, 2011 US time).

The following paragraphs shall be added at the end of the Section titled “Proposal 1 – Election of Directors:”

On December 20, 2011, the Delaware Court of Chancery issued a temporary restraining order which enjoined the Company from holding  its Annual Meeting until January 10, 2012.  In its opinion in connection with the issuance of the temporary restraining order, the Court stated that “Because the Proxy Supplement may be misleading either as to the board’s general motivations or specifically regarding any SEC investigation, Plaintiffs have demonstrated the existence of at least a colorable disclosure claim.”   In response to this statement, the Company notes that the conclusion reached by the Court in its opinion was preliminary and based on a less than complete record given the expedited nature of the proceeding.  The Company is confident that if and when the Court is presented with this question with a complete record at a hearing on the merits of Mr. Sherwood's claim, the Company's disclosures in the Definitive Proxy Statement will not be found to have omitted material information or to be materially misleading.

In the Company’s press release dated December 21, 2011, Ron Chan, the Company’s Chairman and CEO stated the following:

“The differences between Mr. Sherwood, whom we believe is looking out only for his own interests, and the Company’s nominees to the Board, who are dedicated to maximizing value for all stockholders, are clear from, among other things, the way we approach evaluation of strategic alternatives.  We believe that the Special Committee and its well-known and highly-respected advisors are well equipped to evaluate strategic alternatives to maximize shareholder value.  If a buyer emerges for the Company that meets the fair value evaluation criteria of the Special Committee and the Board, the Board should present the buyer’s proposal to our shareholders for a fair vote and let them decide.  Mr. Sherwood, who has dismissed the Special Committee (on which he does not sit) as a sham, although he has offered no proof of that charge, has stated publicly, “If ..... a buyer emerges for the company at a value that is acceptable to the board of directors (on which he now seeks to sit), we are fully committed to engage in a transaction at that time.”  It is clear that Mr. Sherwood wants to control the process, rather than allow the independent Special Committee to do its work and the stockholders to decide, and we fear his desire to control the process is so that he can further his own goals.  For this and many other reasons, we believe that the Company’s management and the six Board nominees, who have a proven record of building and safeguarding our Company, can best serve the interests of all of the stockholders and the Company.  Thus, we strongly urge our stockholders to vote their shares to support the Company’s nominees to its Board of Directors.”

Mr. Chan’s statement that Mr. Sherwood wants to “control the process” is based on statements made by Mr. Sherwood to members of the Board and management that he desires to exercise a veto power and, therefore, control the process with respect to the Special Committee’s review and evaluation of strategic alternatives.  Mr. Chan’s statement that Mr. Sherwood desires to “further his own goals” is based on statements made by Mr. Sherwood to members of the Board and management that he would refuse to consider and would act to block any transaction from being voted upon the Company’s stockholders if he were not personally satisfied with the terms of the transaction.  Mr. Chan understands those statements to mean that Mr. Sherwood, for reasons personal to him, will vote against and seek to block a transaction from being presented to the stockholders that the Special Committee, consisting of well-qualified independent directors and advised by independent legal and financial advisors, determines to be advisable and in the best interests of stockholders.  The “other reasons” referenced by Mr. Chan in his statement as to why he believes that the six nominees recommended by the Board for election at the upcoming Annual Meeting are better suited to serve the best interest of all of the Company’s stockholders  have been previously enumerated in detail in the Definitive Proxy Statement, which the Company urges all stockholders to read in its entirely because it contains important information about the upcoming Annual Meeting of stockholders and the matters to be voted on in connection therewith.  Finally, the “fair” valuation criteria referred to by Mr. Chan in the press release was intended to reference the duty of the Company’s directors under Delaware law to seek to maximize value for all of its stockholders in connection with the Special Committee’s review and evaluation of possible strategic alternatives.

Additional Information

Adjournment of Annual Meeting

The Annual Meeting held at Unit 1005, Golden Tower B2, No. 82 Dongsihuanzhong Road, Chaoyang District, Beijing, China, on December 10, 2011, at 9:00 a.m. Beijing Standard Time (equivalent to December 9, 2011 at 8:00 p.m. U.S. Eastern Standard Time) was adjourned to Tuesday, January 10, 2012, 9:00 a.m. Beijing Standard Time (equivalent to January 9, 2012 at 8:00 p.m. U.S. Eastern Standard Time). The adjournment was a result of  the issuance by the Delaware Court of Chancery of a temporary restraining order regarding the December 21, 2011 date of the Annual Meeting.

Voting

A blue proxy card was previously sent to the record holders of common stock of ChinaCast.  All beneficial owners that have received a Voting Instruction Form (VIF) from Broadridge may vote by internet or telephone through Broadridge in accordance with the instructions on the VIF. A beneficial holder can also mail the VIF to Broadridge but a mailed vote will only be counted if it received by Broadridge by 4:00 p.m. EST, on January 9, 2012.  Those beneficial holders holding shares in brokerage firms or banks not affiliated with Broadridge and record holders may submit proxies to Advantage Proxy until the date and time of the Annual Meeting by email to ksmith@advantageproxy.com or by fax 206-870-8492 or to MacKenzie Partners, Inc. at proxy@mackenziepartners.com.  A record holder may also mail his or her blue proxy card either to Advantage Proxy at 24925 13th Place South, Des Moines, WA 98198, or Continental Stock Transfer & Trust Company at 17 Battery Place, 8th floor New York, NY 10004, Attn: Proxy Dept., as directed in the Company's mailing, but such card must be received by no later than by 4:00 p.m. EST, on January 9, 2012, in order to be counted at the Annual Meeting. If you need a new proxy card, please email our proxy solicitors, at proxy@mackenziepartners.com or ksmith@advantageproxy.com, or call MacKenzie Partners (800) 322-2885 (toll free) or Advantage Proxy (877) 870-8565 (toll-free).

Solicitation of Proxies and Information Relating to the Participants in the Solicitation

ChinaCast will bear the entire cost of its solicitation of proxies including preparation, assembly, printing and mailing of the Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. ChinaCast may, but is not required to, reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, electronic communications or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.  ChinaCast has engaged Mackenzie Partners, Inc. to assist in the solicitation of proxies for the Annual Meeting and it is estimated that the fees are not expected to exceed $150,000 plus reimbursement for reasonable out-of-pocket expenses.  Mackenzie Partners anticipates  that it will employ 20 persons in the solicitation efforts.  We have also engaged Advantage Proxy to assist in the solicitation of proxies for the meeting and we estimate that we will pay them a fee of approximately $6,500, and will reimburse them for reasonable administrative and out-of-pocket expenses incurred in connection with such solicitation.  Up to 20 people may be employed by Advantage Proxy in connection with the proxy solicitation. We anticipate that the total expenses we will incur in furtherance of, or in connection with, the proxy solicitation will be approximately $400,000 (excluding the aforementioned proxy solicitor fees and any possible litigation costs). The actual amount could be higher or lower depending on the facts and circumstances arising in connection with any such solicitation.  To date, we have expended approximately $200,000.

The solicitation of proxies is made on behalf of ChinaCast and its Board of Directors. The Company is aware that preliminary materials have been filed for a solicitation in opposition to the Company’s Definitive Proxy Statement.  ChinaCast and the following directors and members of management may be deemed to be participants (“Participants”) in the solicitation of proxies in connection with the Annual Meeting: Directors Ron Chan (CEO), Michael Santos (President-International), Justin Tang, Stephen Markscheid, Daniel Tseung and Hope Ni and executive officer Antonio Sena (CFO).  The principal occupation and business address and share ownership of each Participant has been disclosed in the Definitive Proxy Statement as supplemented herein.  In addition, the compensation of the Participant directors and executive officers of the Company are included in the Definitive Proxy Statement.  No additional compensation will be paid to directors or officers for any solicitation services.

None of the Participants (i) is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the registrant, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; or (ii) has been convicted in a criminal proceeding (other than traffic violations or similar misdemeanors) within the past ten years. Also, except as otherwise disclosed in the Definitive Proxy Statement,  neither the Participants nor any of their respective associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Set forth below are the dates and amounts of direct and indirect purchases of shares of the Company’s Common Stock within the last two years by the Participants.

Participant	Number of Shares	Date

Ron Chan	637,120	1/05/10
Michael Santos	27,700	1/05/10
Antonio Sena	27,700	1/05/10
Daniel Tseung	30,000	5/26/2010

Contact for Questions

If you have any questions concerning the Annual Meeting, please contact our Proxy Solicitors, MacKenzie Partners (800) 322-2885 (toll free) or Advantage Proxy (877) 870-8565 (toll-free).

BY ORDER OF THE BOARD OF DIRECTORS,

Ron Chan Tze Ngon Chairman of the Board of Directors and Chief Executive Officer